UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2013

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On August 8, 2013, Marriott Vacations Worldwide Corporation (together with its subsidiaries, the “Company”) completed a securitization of a pool of approximately $263 million of vacation ownership notes receivable (the “Loans”), $237 million of which were purchased on August 8, 2013 by the MVW Owner Trust 2013-1 (the “2013-1 Trust”) and up to $26 million of which will be purchased by the Trust within the next three months, including approximately $116 million of Loans that were previously securitized in the Company’s $250 million warehouse credit facility (the “Warehouse Credit Facility”). In connection with the securitization, investors purchased approximately $250 million in vacation ownership loan backed notes (the “Notes”) from the 2013-1 Trust in a private placement. Two classes of Notes were issued by the 2013-1 Trust: approximately $224 million of Class A Notes and approximately $26 million of Class B Notes. The Class A Notes have an interest rate of 2.15 percent and the Class B Notes have an interest rate of 2.74 percent, for an overall weighted average interest rate of 2.21 percent.

The gross cash proceeds to the Company (before transaction expenses and required reserves) consist of approximately $250 million, and a subordinated residual interest in the 2013-1 Trust through which it expects to realize the remaining value of the Loans over time. Of the approximately $250 million, $25 million will be held by the 2013-1 Trust until it purchases the remaining $26 million in Loans, approximately $98 million was used to repay all outstanding amounts previously drawn under the Warehouse Credit Facility, approximately $4 million was used to pay transaction expenses and fund required reserves and the remainder will be used for general corporate purposes. The Company has accounted for the securitization as a secured borrowing and therefore will not recognize a gain or loss in the third quarter of 2013 as a result of this transaction.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. A copy of the Company’s August 9, 2013 press release announcing the issuance of the Notes is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1	Press release dated August 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: August 9, 2013	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 9, 2013.